Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Von Hoffmann Announces Major Bindery

Investments to Enhance Capabilities and Capacity

Bindery Investments expand both capabilities and capacity to meet market needs

Client Contact: John R. DePaul Executive Vice President Von Hoffmann Corporation 856.665.5200	Media Contact: Michael H. Ford Vice President of Marketing Von Hoffmann Corporation 314.835.3373

St. Louis, Missouri, June 13, 2005 – Von Hoffmann Corporation, a subsidiary of Visant Corporation, and a leading North American educational and commercial printer, today announced a $5 million investment in bindery equipment for its Jefferson City, Missouri facility. This capital project includes the addition of a high speed Corona soft-cover perfect binding line, integration of Smyth sewing into a bindery line that will now be capable of providing both Smyth sewn and notch VonBind binding options for both case-bound or soft-cover formats, deployment of a state of the art Kugler-Womako spiral binder for textbook teacher’s editions in both wire and plastic formats, and the expansion to 60 pockets on an existing bindery line. The Jefferson City manufacturing facility is currently one of the largest book printing facilities in the United States, with the largest installation of closed-loop color control systems in the United States. The new bindery assets are scheduled to be operational by the beginning of the third quarter of this year.

“The addition of this equipment is strategically important in that it increases both capacity and efficiencies across all binding styles within the Jefferson City facility,” commented John R. DePaul, Executive Vice President of Von Hoffmann Corporation.           “These investments, along with our previously announced pressroom additions, uniquely position Von Hoffmann to serve our customers by meeting their growing needs for the delivery of quality products within a shorter production cycle.”

“I am excited about these bindery additions because they will significantly expand our operations in a number of key areas,” said Mark Swisher, Senior Vice President of Manufacturing for Von Hoffmann Corporation. “These investments provide significant binding capacity for all our key product lines, including case-bound textbooks, soft-cover product, teacher’s editions, and high page count products which typically require costly multiple passes on other printers’ bindery lines.”

“Von Hoffmann has always been dedicated to listening to our customers’ needs and investing in solutions,” remarked Rich Dunn, Senior Vice President of Operations for the Jefferson City facility. “These bindery investments position Von Hoffmann to better meet the anticipated demand in our markets, and once again demonstrate our commitment to our markets and our valued customers.”

About Von Hoffmann

Von Hoffmann Corporation, a part of the Visant Corporation Print Group, is a leading manufacturer of four-color case-bound and soft-cover educational textbooks, standardized test materials and related components for major educational publishers in the United States. Von Hoffmann’s Lehigh Lithographers subsidiary is a leading manufacturer of textbook covers. The company also provides commercial printing services to non-educational customers, including business-to-business catalogers. The Von Hoffmann organization provides a full range of printing and design services from early design to final distribution. Von Hoffmann is headquartered in St. Louis, Missouri. For more information, please visit www.vonhoffmann.com.

About Visant Corporation

Visant Corporation is a leading North American specialty printing, marketing and school-related affinity products and services enterprise that was formed in October 2004 through the consolidation of Jostens, Inc., Von Hoffmann and AHC I Acquisition Corp. (Arcade). Visant Corporation is headquartered in Armonk, New York and led by printing industry veteran Marc L. Reisch. Visant’s Print Group includes the operations of Von Hoffmann, Lehigh Lithographers, Arcade and Lehigh Direct. Arcade is a leading global marketer and manufacturer of multi-sensory and interactive advertising sampling systems for the fragrance, cosmetics and personal care markets as well as other consumer product markets, including household products and the food and beverage industries. Lehigh Direct provides a range of innovative printing products and services to the direct marketing sector. For more information, please visit www.visant.net.

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “anticipate”, “expect”, “intend”, “outlook”, “continue”, “believe”, or the negative thereof or other similar expressions are intended to identify forward-looking statements and information.